Exhibit 10.24

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Service Outsourcing Agreement

Party A: Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Address: 16 / F, Building B, Wangjing Greenland Center, Chaoyang District, Beijing

Zip: 100102

Contact number: [***]

Contact person: [***]

E-mail address: [***]

Party B: Beijing Yicai Human Resource Consulting Co., Ltd.

Address: Building F1, No. 1 Tianyang Canal(North Gate), No. 56 Jianguo Road, Chaoyang District, Beijing

Zip: 100022

Contact number: [***]

Fax number: [***]

Contact person: [***]

E-mail address: [***]

In accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations, Party A, as the project employer, and Party B, as the project contractor, hereby enter into this Service Outsourcing Agreement (hereinafter referred to as the “Agreement”) through amicable negotiation on the learning counseling project (hereinafter referred to as the “Outsourcing Service Project”) and its rights and obligations arising therefrom.

I. Definitions,

1.1 Party A, shall mean, the contract-issuing party accepting the outsourcing services. If Party A requests Party B to provide Party A’s affiliates with the same services as provided herein, Party A shall provide Party B with a list of affiliates in need of such services. All rights and obligations of Party A in this Agreement shall apply to the affiliates in the list. Party A understands and undertakes that Party A shall be jointly and severally liable for the consequences arising from any breach of this Agreement by its affiliates.

1.2 Party B, shall mean, the contractor providing the outsourcing services. Party A understands and undertakes that party B shall have the right to entrust its affiliates or its authorized agencies to provide Outsourcing Service Project in provinces and cities outside Party B’s service scope. Party B understands and agrees that party B shall be jointly and severally liable for the consequences arising from any breach of this Agreement by its affiliates or its authorized agencies.

II. Service Items

Party B shall provide position outsourcing services based upon the acceptance of Party A’s entrustment. For the specific contents of the services items, please refer to “Service Items Confirmation”.

III. Rights and Obligations of Party A

1. Party A shall have the right to make clear, explicit and reasonable requirements for service items provided by Party B.

2. Party A shall have the right to inspect the completion of service items by Party B’s staff and give corresponding feedback to Party B.

3. If the service provided by Party B’s staff fails to meet the relevant requirements, Party A shall have the right to request Party B to replace its personnel after assessment and confirmation by both parties.

4. Party A shall have the right to supervise and guide the progress of the services and put forward suggestions for improvement.

5. The employees provided by Party B to Party A are legitimate employees carefully selected by Party B, and Party A shall not employ Party B’s employees without Party B’s consent.

Party B shall not be liable for any failure or delay in completion of the services hereunder due to Party A’s employment of Party B’s staff.

6. Party A shall pay the service fee and other expenses agreed by both parties to Party B on time and in full amount.

7. Party A shall cooperate with Party B to strengthen the daily management of Party B’s door-to-door service staff.

8. Party A shall designate relevant person in charge to examine and confirm the work tasks completed by Party B and its staff as agreed by both parties.

9. Without the written consent of Party B, Party A shall not designate Party B ’s employees to engage in work beyond the services items. Otherwise, Party A shall be liable for indemnification in case of any accidental injury to Party B’s employees or any damage to any third party arising therefrom.

10. Party A shall provide Party B’s staff with office places and working equipment which are safe, compliant with laws and regulations in relation to national labor protection and other working conditions necessary for accomplishing work tasks.

11. In case of any change in Party A’s Outsourcing Service Project or business operation, Party B shall increase or decrease its service personnel in accordance with the following notification principles:

11.1 Party A shall inform Party B one week in advance of any increase or decrease of less than or equal to 10 persons;

11.2 Party A shall inform Party B two weeks in advance of any increase or decrease of more than 10 persons.

IV. Rights and Obligations of Party B

1. Party B shall, in accordance with the mutual agreement, employ appropriate staff to undertake the services prior to the commencement of the service project and ensure the services to be carried out as scheduled.

2. Party B shall provide the services in accordance with the requirements of Party A and report the services to Party A periodically according to the time period agreed by both parties.

3. Party B shall, in accordance with Party A’s inspection and comments on the services completed by Party B’s staff, make timely working adjustments to ensure that the implementation of the service items is not affected.

4. Party B shall instruct party B’s staff to comply with Party A’s business process, operation standards, supervision mechanism and risk control mechanism.

5. Party B shall exercise necessary management rights over the services provided, provided that the exercise of such management rights shall not prejudice Party A’s commercial interests and shall not violate Party A’s requirements for the completion of the services hereunder.

As agreed by both parties, Party B may entrust Party A with part of the above management authority.

6. The relationship between the staff of Party B and Party B is labor relation. Party B shall provide services to Party A. The staff of Party B are not involved in any labor relation with Party A.

7. Party B shall have the right to require Party B’s staff to wear their logo when providing door-to-door services to Party A.

V. Service mode

Party B shall provide door-to-door service. For the working hours of Party B’s door-to-door service personnel, please refer to the Service Items Confirmation.

VI. Service fee and invoicing

6.1 Service Fee

6.1.1 Party A shall pay party B the service fee for the services provided by Party B to Party A hereunder. The service fee shall be calculated according to the price agreed in the “Service Price List” attached hereto as Annex, the actual workload and the services to be completed by Party B under the “Project Service List”.

6.1.2 Party B shall, in accordance with Party A’s requirements, prepare statistics on the service achievements provided by Party B on a calendar month basis and submit them to Party A. The service results of the project shall serve as the settlement basis for both parties only if being confirmed by Party A, and the fee shall be deducted (if any) according to the assessment results of the service of Party B in the current period. Upon the consent of Party A, for the workload and service achievements of Party B on off days and statutory holidays, Party A may, check and approve the workload recorded as two to three times of the actual workload.

6.1.3 Service fee under this Agreement and the Project Service List shall include all necessary taxes and fees required by Party B to perform this Agreement and the Project Service List, including but not limited to:

(1) All taxes (including but not limited to VAT) payable by Party B for providing relevant services to Party A;

(2) Relevant management fees incurred by Party B in providing services; (The settlement shall be based on the Project Service List)

(3) Other expenses necessary for party B to complete the services. (The settlement shall be based on the Project Service List)

6.1.4 Unless otherwise agreed herein, Party A is not required to pay any other service fee to Party B for matters agreed herein or in the Project Service List.

6.2 Settlement and payment

6.2.1 The service fee shall be settled on a monthly basis according to the Agreement, the Project Service List and the assessment results. Party A shall, upon receipt of the following documents provided by Party B, pay the relevant fees prior to the 25th day of each month based on the assessment results:

Service period: 2 years

Total cost estimated: RMB [***] / year

Service rate: [***]% (tax excluded)

Expense adjustment: the settlement of expenses shall be based on the monthly actual situation

(1) Notice of payment; (The specific service fee shall be subject to the monthly Project Service List)

(2) Value-added Tax Special Invoice (or Special VAT invoices) with corresponding amount and in compliance with statutory regulations.

6.3 After this Agreement entering into force, both Parties shall negotiate with each other through the latest billing price provided that receiving adjustment notice from the relevant governmental authorities relating to social minimum wage adjustment, minimum cardinality adjustment of social insurance, other expense adjustments legally borne by the employer resulting in the cost adjustment of Party B. Upon the written confirmation by Party A and Party B, both parties may adjust the billing unit price hereunder and implement such adjustment.

6.4 Party B’s account number

Company name: Beijing Yicai Human Resource Consulting Co., Ltd.

Bank of deposit: Central Business District Sub-branch of ICBC

Bank account number: [***]

Account number: [***]

Party A Information:

Party A’s name: Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Name of the payee: Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Invoice title: Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Taxpayer identification Number: [***]

Invoice Address: [***]

Phone number: [***]

Qualification of Party A: General taxpayer

Bank name: Shanghai Nanxiang Sub-branch of Bank of Communications Co., Ltd.

Party A account number: [***]

6.5 Invoices shall not be issued repeatedly. Party B shall not be liable and Party A shall bear all costs for taking relevant remedial measures if the invoice type, title, amount and other information issued is incorrect due to the wrong information provided by Party A , or if Party A fails to receive the invoice due to the wrong address provided by Party A. If Party A ’s loses Special VAT invoices or Special VAT invoices is stolen due to Party A’s reason, Party A shall submit a written explanation of the situation under its company seal, and bear all relevant costs of issuing VAT special invoices, including but not limited to the costs of publishing “Lost Declaration”, courier fees of relevant materials and reporting the loss to the competent tax authorities. Party B shall not be liable for the loss of Party A’s ordinary VAT invoices or the theft of such ordinary VAT invoices due to Party A’s reasons, and Party A shall bear the costs of taking all relevant remedial measures.

6.6 If the special VAT invoice expires due to reasons attributable to Party A, party A shall deal with it by itself in accordance with relevant tax laws and regulations, rather than Party B.

6.7 For Party A paying after the invoice, Party A shall not take the receipt of the invoice issued by Party B as the evidence for payment, but shall take the bank payment record as the evidence for payment.

VII. Legal liability

1. Unless otherwise agreed by both parties, both parties shall be bound by the confidentiality obligation hereunder, keep confidential all of the contents of this Agreement and the information obtained from the other party during the performance of this Agreement. The confidentiality obligation shall mean, without written consent from the other party, each party shall neither use the aforesaid confidential information for any situation unrelated to the performance of the Agreement, nor disclose or leak to any third party in any form. Both parties are obliged to make every effort to prevent any third party from stealing Confidential Information. In case any party violating the aforesaid obligation of confidentiality and causing losses to the other party, such party shall be liable for cessation of infringement, elimination of adverse impact, compensation for the losses suffered by the other party.

2．Party B hereby confirms and undertakes that Party A’s business data, system information, business processes, training and customer data and other kinds of information and documents in the process of entering into the Agreement and the cooperation are Party A’s confidential information. Party B’s staff related to the services under this Agreement have received confidential training and are familiar with and abide by relevant security regulations. If Party A’s confidential information is damaged or disclosed due to party B’s staff, Party B shall be liable for all losses caused thereby.

3. If either party intends to terminate the service of certain position in advance during the term hereof, it shall notify the other party in writing thirty-five (35) days in advance and pay the full service fee of the position for two months to the other party as liquidated damages.

4. If Party A fails to perform its obligations hereunder and fails to do so within 10 days upon party B’s written notice, Party B shall have the right to terminate the Agreement immediately. Upon termination of the Agreement Party A shall pay Party B all the service fee for the unperformed part of the Agreement.

VIII. Notice and Delivery

1. Any notice and communication between the parties shall be delivered in writing to the addresses and contacts of Party A and Party B (see the beginning of this Agreement for details).

2. In case contacts of the parties or one party fail to perform the obligations hereunder, both parties or the other party shall timely communicate and replace the contacts.

IX. Term of contract

The contract period is for 2 years, since September 1, 2020 to August 31, 2022.

Both parties shall negotiate the renewal of the Agreement 30 days before the expiration. If neither Party A nor Party B raises any written objection, the Agreement shall be automatically extended for one year upon expiration.

X. Dispute Resolution

Any dispute arising from this Agreement shall be settled by both parties through negotiation. If no settlement could be reached through negotiation, both parties may file a lawsuit with the court where the plaintiff is located.

XI. Others

1. During the performance of this Agreement, in case of any conflict between the provisions of this Agreement and the relevant laws and regulations latest promulgated by the Chinese Government and the provisions of the region where the service is provided, Party A and Party B shall change the corresponding terms through negotiation so as to meet the requirements of the relevant regulations.

2. The annexes hereto, the operating procedures and specifications agreed by both parties shall be supplementary to this Agreement and shall form an integral part hereof and have the equal legal force with this Agreement.

3. During the execution of this Agreement, both parties shall abide by and carry out the Agreement earnestly and shall not alter or modify the Agreement without the other party’s consent. If both parties agree to modify this Agreement, it shall be annexed herein with the form of agreement.

4. This Agreement is made by both parties in two(2) originals of equal legal force, with one(1) held by each party.

Party A (Seal) /s/ Shanghai Yiqi Zuoye Information Technology Co., Ltd. Authorized representative: Date of Signature: 2020.9.1	Party B (Seal) /s/ Beijing Yicai Human Resource Consulting Co., Ltd. Authorized representative: Date of signature: 2020.9.1